Exhibit 99.1 Press Release of Internet America dated April 20, 2007

INTERNET AMERICA ANNOUNCES PROPOSED DEAL WITH TELESHARE
AND TWO VICTORIA BASED COMPANIES

HOUSTON, April 20, 2007 — Internet America, Inc. (OTCBB: GEEK) today announced agreements with three Texas-based entities to acquire wireless Internet service customers and related operating assets. Included in these agreements is the signing of a non-binding letter of intent to acquire substantially all of the assets and assume certain stipulated liabilities of TeleShare Communications Services, Inc., a Crosby, Texas based wireless Internet service provider. Internet America has entered into consulting contracts with certain members of senior management of TeleShare, including its President, Mark Ocker.

The terms of the transaction with TeleShare are subject to final negotiations and approval of the Department of Agriculture. Under a program administered by the Rural Utilities Service of the Department of Agriculture, TeleShare has a loan commitment and certain outstanding loan amounts providing financial assistance for expansion of broadband services in rural areas. As the new owner of TeleShare, subject to government approval, Internet America intends to continue expansion under the existing borrowing facility.

Billy Ladin, Chairman and Chief Executive Officer of Internet America, said, “The proposed transaction with TeleShare provides Internet America with a seasoned executive team, experienced in wireless technology. We are excited about focusing on adding to our wireless Internet customer base, acquiring this regional operator and continuing aggressive growth by utilizing funds available under their existing borrowing facility. Adding TeleShare will contribute to our stability and return to profitability by wireless growth in the rural markets where broadband services, delivered over wireless networks, are needed and are not subject to the same levels of competition. ”

Mark Ocker added, “After three years of growth as a wireless Internet service provider, we are excited about joining with Internet America, which will provide us with stronger customer service, support, and administrative resources.”

Internet America also announced a binding agreement to acquire substantially all of the assets and assume certain stipulated liabilities of NoDial.net, Inc., based in Cuero and serving Cuero, Victoria, and Goliad, Texas.

Additionally, an agreement was reached to acquire substantially all of the assets and assume certain stipulated liabilities of Shadownet, Inc., a wireless Internet service provider with operations in the Victoria, Texas area. Closing of this purchase is subject to final negotiations and the assignment of certain contracts to Internet America. With the closing of these three acquisitions, Internet America’s wireless Internet subscriber count will be between 6000 and 6500 subscribers. Billy Ladin said “These acquisitions will give Internet America a presence in the geographic region in and around Victoria and allow for continued wireless growth in nearby rural markets. We are pleased to have reached agreements with both of these organizations.”

Internet America is a leading Internet service provider serving the Texas market. Based in Houston, Internet America offers businesses and individuals a wide array of Internet services including broadband Internet delivered wirelessly and over DSL, dedicated high-speed access, web hosting, and dial-up Internet access. Internet America provides customers a wide range of related value-added services, including Fax2email, online backup and storage solutions, parental control software, and global roaming solutions. Internet America focuses on the speed and quality of its Internet services and its commitment to providing excellent customer care. Additional information on Internet America is available on the Company’s web site at www.internetamerica.com.

This press release may contain forward-looking statements relating to future business expectations. These statements, specifically including management’s beliefs, expectations and goals, are subject to many uncertainties that exist in Internet America’s operations and business environment. Business plans may change, and actual results may differ materially as a result of a number of risk factors. These risks include, without limitation, that (1) we will not be able to increase our rural customer base at a rate that exceeds the loss of metropolitan area customers, (2) we will not improve EBITDA, profitability or product margins, (3) we will not be able to identify and negotiate acquisitions of wireless Internet customers and infrastructure on attractive terms. (4) we may not be able to integrate acquisitions of wireless Internet customers and infrastructure into existing operations to achieve operating efficiencies, (5) needed financing will not be available to us if and as needed, (6) we will not continue to achieve operating efficiencies in existing operations, (7) we will not be competitive with existing or new competitors, (8) we will not keep up with industry pricing or technological developments impacting the Internet, (9) we will be adversely affected by dependence on network infrastructure, telecommunications providers and other vendors, by regulatory changes and by general economic and business conditions; (10) service interruptions or impediments could harm our business; (11) we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter into licensing arrangements on unfavorable terms; (12) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) government regulations could force us to change our business practices; (14) we may be unable to continually develop effective business systems, processes and personnel to support our business; (15) we may be unable to hire and retain qualified personnel, including our key executive officers; (16) provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; (17) our stock price has been volatile historically and may continue to be volatile; and (18) some other unforeseen difficulties may occur. This list is intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in our other publicly filed reports and documents.